Exhibit C-9

AUDITOR GENERAL OF CANADA	VÉRIFICATRICE GÉNÉRALE DU CANADA
CONSENT OF INDEPENDENT AUDITOR
I have read the Form 18-K/A for the Government of Canada dated November 6, 2009. I have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.
I consent to the use of my report dated August 24, 2009 to the Minister of Finance on the Government of Canada’s condensed statement of financial position as at March 31, 2009 and the condensed statement of operations and accumulated deficit, condensed statement of change in net debt and condensed statement of cash flow for the fiscal year then ended attached to the above mentioned Form 18-K/A dated November 6, 2009 filed pursuant to the Securities Exchange Act of 1934 and to its incorporation by reference into Canada’s Registration Statement on Schedule B and Export Development Canada’s Registration Statements on Schedule B.
This letter is provided to meet the requirements pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 and not for any other purpose.

/s/ Sheila Fraser
Sheila Fraser, FCA
Auditor General of Canada

Ottawa, Canada November 6, 2009